UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2014

ACCELLENT INC.

(Exact name of registrant as specified in its charter)

Maryland	333-130470	84-1507827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Fordham Road Wilmington, Massachusetts	01887
(Address of principal executive offices)	(Zip Code)

(978) 570-6900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 11, 2014, Accellent Inc., a Maryland corporation (the “Company”) issued a press release announcing that it has commenced tender offers to purchase for cash (i) any and all of its 8 3/8% Senior Secured Notes due 2017 and (ii) any and all of its 10% Senior Subordinated Notes due 2017 (together, the “Notes”). In each case, the tender offers are to be made upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 11, 2014, and in the related Letter of Transmittal. Each tender offer is conditioned upon the satisfaction or waiver of the following conditions as described in more detail in the Offer to Purchase: (1) the consummation of the acquisition of all of the outstanding capital stock of Lake Region Medical Holdings, Inc. by the Company (the “Merger”), (2) the entry by the Company into financing transactions totaling $1.13 billion to provide the full amount of financing required to consummate the Merger and to refinance the Notes and the Company’s existing credit facilities, and (3) the general conditions set forth in the Offer to Purchase. Neither tender offer is conditioned upon the completion of the other tender offer. This Current Report on Form 8-K is not an offer to purchase or a solicitation of an offer to sell any of the Notes. A copy of the press release is included as Exhibit 99.1 hereto and incorporated into this Item 8.01 by reference.

Forward Looking Statements

This document includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results may differ from those set forth in the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by the Company on February 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2014	ACCELLENT INC.

	By:	/s/ Richard E. Johnson
	Name:	Richard E. Johnson
	Title:	Interim Chief Financial Officer Principal Financial and Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on February 11, 2014.